INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Willis Lease Finance Corporation:

We consent to the use of our report dated April 19, 1996 incorporated herein by reference.


                                                /s/ KPMG PeatMarwick LLP

San Francisco, California
October 28, 1996